UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 23, 2012
ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)
(914) 288-8100
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The following information sets forth the consolidated financial results of Acadia Realty Trust and subsidiaries (the “Company”) for the quarter and nine months ended September 30, 2012 as well as additional recent developments. All per share amounts set forth below are on a fully diluted basis.

Recent Development Highlights

Core Portfolio - Acquisition Pipeline and Portfolio Performance

•	During and subsequent to the third quarter, the Company closed on the acquisitions of properties located in Manhattan (SoHo) and Bloomfield, New Jersey for an aggregate purchase price of $24.0 million

•
Same store net operating income (“NOI”) (see financial information below for NOI definition and reconciliation to Net Income) for the third quarter up 6.2% compared to 2011; excluding the impact of re-anchoring activities, same store NOI increased 3.2%

•	September 30, 2012 physical portfolio occupancy of 92.9%; including leased space not yet open, leased occupancy was 94.8%

Opportunity Funds - Fund IV Closed; Fund III Completes Acquisition Phase and Continues to Monetize Assets

•	During the quarter, the Company completed the final closing for Acadia Strategic Opportunity Fund IV, LLC ("Fund IV") for a total of $540.6 million of total equity commitments

•
Acadia Strategic Opportunity Fund III, LLC ("Fund III") closed on its final three investments located in Washington D.C. (Georgetown), Westchester County (Mohegan Lake), New York and Glen Burnie, Maryland for an aggregate purchase price of $31.6 million

•	Fund III sold 125 Main Street located in Westport, Connecticut for $33.5 million

Balance Sheet - Match-Funding Core and Fund Acquisitions

•	Renewed the Company's at-the-market (“ATM”) equity program providing for up to $125.0 million in Common Share issuance

•	Raised $34.1 million of net proceeds under the ATM during third quarter 2012 to fund acquisitions

Third Quarter 2012 Operating Results

Funds from Operations ("FFO") (see financial information below for FFO definition and reconciliation to Net Income) and Net Income from Continuing Operations for the quarter ended September 30, 2012 were $12.7 million and $6.3 million, respectively, as compared to $8.9 million and $3.8 million, respectively, for the quarter ended September 30, 2011. For the nine months ended September 30, 2012, FFO and Net Income from Continuing Operations were $34.2 million and $16.7 million, respectively, compared to $32.1 million and $16.1 million, respectively, for the nine months ended September 30, 2011.

Earnings for the quarters and nine months ended September 30, 2012 and 2011, on a per share basis, were as follows:

	Quarters ended September 30,			Nine Months ended September 30,
	2012	2011	Variance	2012	2011	Variance
FFO per share	$0.27	$0.22	$0.05	$0.75	$0.78	$(0.03)
EPS from continuing operations	$0.13	$0.09	$0.04	$0.37	$0.40	$(0.03)
EPS from discontinued operations	$0.03	$0.01	$0.02	$0.04	$0.68	$(0.64)
EPS	$0.16	$0.10	$0.06	$0.41	$1.08	$(0.67)

Core Portfolio - $24.0 Million of Acquisitions Completed During the Quarter; $175.3 Million Currently under Contract to Purchase

The Company's core portfolio is comprised of properties that are owned in whole or in part by the Company outside of its opportunity funds (the “Funds”).

Acquisition Activity - Investing in Urban/Street Retail and High-Density Markets

Year-to-date, the Company has acquired a total of eleven properties for $135.2 million. During and subsequent to the third quarter, the Company acquired two properties aggregating $24.0 million as follows:

•
New York (SoHo) - As previously announced, the Company acquired 83 Spring Street, a 4,800 square foot single-tenant (Paper Source), net-leased property, for $11.5 million during July 2012. The property is located directly off Broadway in SoHo, one of the premier retail submarkets in New York City.

•
Bloomfield, New Jersey - Subsequent to the third quarter, the Company acquired a 129,000 square foot stand-alone Home Depot located in Bloomfield, New Jersey for $12.5 million. Situated in Northern New Jersey, the property is supported by a population in excess of 300,000 within three miles of the property.

In addition to these acquisitions, the Company has entered into contracts to purchase properties in locations including Chicago and Washington D.C. for an aggregate purchase price of $175.3 million. The majority of these potential transactions are still under due diligence review by the Company. Furthermore, the closings of these transactions currently under contract are subject to customary closing conditions and, in certain instances, lender's approval for the assumption of first mortgage debt. As such, no assurance can be given that the Company will successfully complete these transactions.

Core Portfolio Anchor Recycling

As previously announced during 2011, the Company commenced the re-anchoring of the Bloomfield Town Square, located in Bloomfield Hills, Michigan, and two former A&P supermarkets located in the New York City metropolitan area (collectively, the “Re-anchoring Activities”). Earlier in the year, the Company completed the Bloomfield Hills re-anchoring with Dick's Sporting Goods, Ulta and Five Below now open and operating. Subsequent to the third quarter, LA Fitness opened for business in 45,000 square feet at the Branch Plaza, replacing the majority of space previously occupied by one of the above-mentioned A&P supermarkets.

Occupancy and Same-Store NOI

At September 30, 2012, the Company's core portfolio physical occupancy was 92.9%, up 30 basis points from second quarter 2012. Including space currently leased but not yet occupied, the core portfolio is 94.8% leased.

Core portfolio same-store NOI increased 6.2% for the third quarter 2012 over third quarter 2011. Excluding the impact of the Re-anchoring Activities, core portfolio same-store NOI increased 3.2% within the balance of the portfolio for third quarter 2012 compared to 2011.

Rent Spreads on New and Renewal Leases

Year-to-date through September 30, 2012, the Company realized an increase in average rents of 7.6% in its core portfolio on 229,000 square feet of executed new and renewal leases. Excluding the effect of the straight-lining of rents, the Company experienced a decrease of 0.4% in average rents in its core portfolio.

Opportunity Funds - Completed Fund IV Closing; Fund III Completes Acquisition Phase and Continues to Monetize Assets

Fund IV

As previously announced, during the third quarter, the Company completed the final closing of Fund IV, which has received total capital commitments of $540.6 million since its initial closing on May 16, 2012. The Company's share of this capital commitment is $125.0 million (23%). This is the fourth in a series of institutional funds dedicated to making opportunistic and value-add investments in retail real estate. With leverage, Fund IV has up to $1.5 billion of buying power.

Fund III Acquisitions

During August 2012, Fund III closed on its final three investments for an aggregate purchase price of $31.6 million as follows:

•
Washington D.C. (Georgetown) - Fund III acquired 3104 M Street for a purchase price of $3.0 million. The 4,900 square foot, single-tenant, street retail property is located in the Georgetown neighborhood of Washington D.C. between 31st Street and Wisconsin Avenue. The Company plans to redevelop the four-level building to include a high-end retail tenant on at least three levels.

•
Westchester County (Mohegan Lake), New York - Fund III also acquired a parcel of land situated on Route 6 in Mohegan Lake, New York for $11.0 million. The site is located directly across the street from the fund's Cortlandt Town Center which draws shoppers from beyond a fifteen-mile radius and faces limited competition. The plan for the new site is to build a 150,000 square foot shopping center.

•
Glen Burnie, Maryland - Fund III, together with an unaffiliated joint venture partner, purchased the Arundel Plaza, a 256,000 square foot shopping center anchored by a Lowe's and Giant supermarket for $17.6 million.

Fund III Dispositions

During the quarter, Fund III sold 125 Main Street, located in Westport, Connecticut, for $33.5 million, resulting in a gain of $5.9 million. As part of the redevelopment of this building, the Company installed The Gap in three levels of the building (two of which were former office space), consolidating three of their Gap-branded concepts previously located at three separate sites on Main Street.

Other Fund Activity - Additional Pre-Leasing at Fund II's City Point Project

As previously announced, during May 2012, Acadia Strategic Opportunity Fund II, LLC ("Fund II") executed a lease with Century 21 for a 124,000 square foot department store at City Point in its Phase II which is currently under construction. During the current quarter, Fund II continued its pre-leasing at the project with the signing of a lease with Armani Exchange for 6,500 square feet. The store is expected to open in Phase I of the development during November 2012.

Balance Sheet - Match-Funding Core and Fund Acquisitions

During August 2012, the Company renewed its ATM equity program with an additional aggregate offering amount of up to $125.0 million of its Common Shares. To date, the Company has used the net proceeds of these offerings primarily to fund the core and its share of the Fund acquisition activities as discussed above. During the quarter, the Company issued 1.4 million Common Shares, which generated net proceeds of $34.1 million.

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights
For the Quarters and Nine Months ended September 30, 2012 and 2011
(dollars and Common Shares in thousands, except per share data)

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
Revenues	2012	2011	2012	2011

Minimum rents	$34,970	$28,012	$96,889	$81,455
Percentage rents	58	63	348	286
Mortgage interest income	1,866	1,585	5,996	9,493
Expense reimbursements	6,007	5,291	17,973	16,049
Other property income	950	666	2,370	1,849
Management fee income	290	252	1,166	1,169
Total revenues	44,141	35,869	124,742	110,301
Operating expenses
Property operating	8,325	6,965	24,391	21,553
Real estate taxes	5,861	4,900	15,903	13,683
General and administrative	7,004	5,758	18,154	17,149
Depreciation and amortization	10,365	8,183	29,326	23,960
Total operating expenses	31,555	25,806	87,774	76,345

Operating income	12,586	10,063	36,968	33,956

Equity in (loss) earnings of unconsolidated affiliates	(2,538)	3,110	1,997	3,025
Other interest income	55	105	131	219
Interest expense and other finance costs	(9,563)	(9,692)	(26,675)	(27,450)
(Loss) gain on extinguishment of debt	—	(303)	—	1,268
Income from continuing operations before
Income taxes	540	3,283	12,421	11,018
Income tax (benefit) provision	(97)	(488)	1,137	(4)
Income from continuing operations	637	3,771	11,284	11,022

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights
For the Quarters and Nine Months ended September 30, 2012 and 2011
(dollars and Common Shares in thousands, except per share data)

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
	2012	2011	2012	2011
Discontinued operations:
Operating income from discontinued operations	101	876	783	2,745
Impairment of asset	—	—	—	(6,925)
Gain on sale of property	5,917	—	8,585	32,498
Income from discontinued operations	6,018	876	9,368	28,318
Net income	6,655	4,647	20,652	39,340
Loss (income) attributable to noncontrolling interests:
Continuing operations	5,628	(2)	5,381	5,035
Discontinued operations	(4,702)	(634)	(7,604)	(707)
Net loss (income) attributable to noncontrolling
interests	926	(636)	(2,223)	4,328

Net income attributable to Common Shareholders	$7,581	$4,011	$18,429	$43,668

Supplemental Information
Income from continuing operations attributable to
Common Shareholders	$6,265	$3,769	$16,665	$16,057
Income from discontinued operations attributable to
Common Shareholders	1,316	242	1,764	27,611
Net income attributable to Common Shareholders	$7,581	$4,011	$18,429	$43,668

Net income attributable to Common Shareholders per Common Share - Basic
Net income per Common Share - Continuing
operations	$0.13	$0.09	$0.37	$0.40
Net income per Common Share - Discontinued
operations	0.03	0.01	0.04	0.68
Net income per Common Share	$0.16	$0.10	$0.41	$1.08
Weighted average Common Shares	46,338	40,340	44,447	40,330
Net income attributable to Common Shareholders per Common Share - Diluted [1]
Net income per Common Share - Continuing
operations	$0.13	$0.09	$0.37	$0.40
Net income per Common Share - Discontinued
operations	0.03	0.01	0.04	0.68
Net income per Common Share	$0.16	$0.10	$0.41	$1.08
Weighted average Common Shares	46,773	40,629	44,871	40,622

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights
For the Quarters and Nine Months ended September 30, 2012 and 2011
(dollars and Common Shares in thousands, except per share data)

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS 2

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
	2012	2011	2012	2011

Net income attributable to Common Shareholders	$7,581	$4,011	$18,429	$43,668

Depreciation of real estate and amortization of leasing costs
(net of noncontrolling interests' share):
Consolidated affiliates	5,827	4,527	16,308	13,582
Unconsolidated affiliates	374	338	1,155	1,071
Gain on sale (net of noncontrolling interests' share):
Consolidated affiliates	(1,178)	—	(1,391)	(29,360)
Unconsolidated affiliates	—	—	(609)	—
Impairment of asset [3]	—	—	—	2,616
Income attributable to noncontrolling interests' in
Operating Partnership	105	59	269	536
Distributions - Preferred OP Units	4	5	14	14
Funds from operations	$12,713	$8,940	$34,175	$32,127
Funds from operations per share - Diluted
Weighted average Common Shares and OP Units [4]	47,410	41,147	45,513	41,099
Funds from operations, per share	$0.27	$0.22	$0.75	$0.78

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights
For the Quarters and Nine Months ended September 30, 2012 and 2011
(dollars in thousands)

RECONCILIATION OF OPERATING INCOME TO NET PROPERTY
OPERATING INCOME (“NOI”) 2

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
	2012	2011	2012	2011

Operating income	$12,586	$10,063	$36,968	$33,956

Add back:
General and administrative	7,004	5,758	18,154	17,149
Depreciation and amortization	10,365	8,183	29,326	23,960
Less:
Management fee income	(290)	(252)	(1,166)	(1,169)
Mortgage interest income	(1,866)	(1,585)	(5,996)	(9,493)
Straight line rent and other adjustments	(3,136)	(1,510)	(8,144)	(6,180)

Consolidated NOI	24,663	20,657	69,142	58,223

Noncontrolling interest in NOI	(8,304)	(6,611)	(20,919)	(17,561)
Pro-rata share of NOI	16,359	14,046	48,223	40,662
Operating Partnerships' interest in Opportunity Funds	(2,828)	(2,805)	(8,932)	(7,544)
NOI - Core Portfolio	$13,531	$11,241	$39,291	$33,118

SELECTED BALANCE SHEET INFORMATION
	As of
	September 30, 2012	December 31, 2011
	(dollars in thousands)

Cash and cash equivalents	$85,297	$89,812
Rental property, at cost	1,473,510	1,216,278
Total assets	1,899,583	1,653,319
Notes payable	872,173	768,080
Total liabilities	970,964	884,010

Notes:

1 Reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on this same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

2 The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property, depreciation and amortization, and impairment of depreciable real estate. In addition, NOI excludes interest expense. The Company's method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

3 Reflects the exclusion of an impairment of depreciable real estate that was previously included in FFO for the nine months ended September 30, 2011.

4 In addition to the weighted average Common Shares outstanding, basic and diluted FFO also assumes full conversion of a weighted average 612 and 493 OP Units into Common Shares for the quarters ended September 30, 2012 and 2011, respectively and 617 and 477 OP Units into Common Shares for the nine months ended September 30, 2012 and 2011, respectively. Diluted FFO also includes the assumed conversion of Preferred OP Units into 25 Common Shares for each of the quarters and nine months ended September 30, 2012 and 2011. In addition, diluted FFO also includes the effect of 435 and 289 employee share options, restricted share units and LTIP units for the quarters ended September 30, 2012 and 2011, respectively and 424 and 267 employee share options, restricted share units and LTIP units for the nine months ended September 30, 2012 and 2011, respectively.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST (Registrant) Date: October 24, 2012 By: /s/ Jonathan Grisham Name: Jonathan Grisham Title: Sr. Vice President and Chief Financial Officer